UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2017, Matinas BioPharma Holdings, Inc. (the “Company” or “Matinas”) announced that Dominick M. DiPaolo, age 41, had been appointed as the Company’s Senior Vice President of Quality and Regulatory Compliance. Previously from October 2015 until April 2017, Mr. DiPaolo served as Senior Vice President of Quality, Compliance and Regulatory Affairs at Cyalume Technologies Holdings, Inc. (OTCQB: CYLU), a diversified pharmaceutical and medical device company. Prior to Cyalume, from August 2011 until July 2015, Mr. DiPaolo served as Senior Vice President, Quality, Compliance and Regulatory Affairs at Tris Pharma, a specialty pharmaceutical company of both branded and generic products. Prior to Tris Pharma, Mr. DiPaolo served as Vice President of Quality and Regulatory for G&W Laboratories, Inc., a niche pharmaceutical company. Earlier in his career, he held various senior quality positions at Barr Laboratories, Pfizer Inc., Novartis, Hoffmann-La Roche and Johnson & Johnson. Mr. DiPaolo is both a Certified Quality Engineer (“CQE”) as well as a Certified Quality Auditor (“CQA”) from the American Society for Quality. Mr. DiPaolo earned his B.S. in Biotechnology and Microbiology from Rutgers University in New Brunswick, New Jersey and completed his graduate course work in Microbiology at Seton Hall University in South Orange, New Jersey.

Effective April 18, 2017, the Company entered into an employment agreement with Mr. DiPaolo. Mr. DiPaolo will receive an initial annual base salary of $250,000 and is eligible for an annual bonus with a target amount of up to 30% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the Board or Compensation Committee. The actual amount of such bonus will be determined annually based upon individual and/or the Company’s achievement of certain performance targets, as determined by the CEO, the Board or the Compensation Committee, in his or its discretion. In addition, Mr. DiPaolo will receive a grant of options to purchase 350,000 shares of the Company’s common stock, par value $0.0001 per share, pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”). Mr. DiPaolo is eligible to participate in employee benefit plans generally available to the Company’s senior executives, subject to the terms of those plans. The employment agreement further provides that in the event the Company terminates Mr. DiPaolo’s employment “without cause” (as defined in the Plan), subject to the execution and non-revocation of a release agreement, Mr. DiPaolo will be entitled to continuation of his base salary, at the rate then in effect, for a period of eight months, payable in accordance with the Company’s customary payroll practices and procedures; provided, however, that in the event Mr. DiPaolo breaches the terms of his Covenants Agreement (as defined below), the Company’s obligation to pay such severance payments shall immediately cease.

In addition, Mr. DiPaolo has entered into the Company’s standard form agreement with respect to non-disclosure and assignment of inventions (the “Covenants Agreement”).

The foregoing description of the employment agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On April 18, 2017, the Company issued a press release announcing the appointment of Mr. DiPaolo as the Company’s Senior Vice President of Quality and Regulatory Compliance. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, effective as of April 18, 2017, by and between the Company and Dominick M. DiPaolo
99.1	Press Release dated April 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Date: April 18, 2017	/s/ Roelof Rongen
Roelof Rongen, Chief Executive Officer